UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2007 (December 6, 2007)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2007, the Board of Directors (the “Board”) of Allegheny Energy, Inc. (the “Company”) adopted Amended and Restated Bylaws (the “Amended and Restated Bylaws”) that reflect the changes to the Company’s bylaws described below.

Special Meetings of the Stockholders. Article II, Section 3 was amended to require that the Secretary of the Company call a special meeting of the Company’s stockholders (the “Stockholders”) upon the written request of the Stockholders entitled to cast at least 25% of all of the votes entitled to be cast at such meeting of the Stockholders, provided that such request meets the criteria described in Article II, Section 3(b). This provision previously required that the Secretary of the Company call such a meeting, subject to Article II, Section 3(b), upon the written request of the Stockholders entitled to vote not less than a majority of the votes entitled to be cast at a meeting of the Stockholders.

Majority Voting in Elections of Directors. Article II, Section 6 was amended to clarify that, subject to Article III, Section 6, each nominee to serve as a director of the Company will be elected if, in an uncontested election, the number of votes cast “for” such nominee exceeds the number of votes “withheld” with respect to such nominee at a meeting of the Stockholders that is duly called and at which a quorum is present (a “Majority Vote”). A nominee for director in a contested election will be elected by a plurality of all votes cast at such a meeting. Previously, this provision provided for the election of a director by a plurality of all votes cast at a duly called and convened meeting of the Stockholders; however, any director who received a majority number of votes cast “withheld” for his or her election rather than “for” such election was required to tender his or her resignation to the Board’s Nominating and Governance Committee.

Stockholder Action by Written Consent. The Amended and Restated Bylaws include a new Article II, Section 14, which provides that, unless otherwise provided in the Company’s charter, any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting by unanimous written consent of the Stockholders. Additionally, unless otherwise provided by the Company’s charter, the holders of any class or series of stock, other than the Company’s common stock entitled to vote generally in an election of directors, may take action or consent to any action by the written consent of the holders thereof entitled to cast not less than the minimum number of votes necessary to take such action at a meeting of the Stockholders, if the Company provides notice of such action to each Stockholder not later than 10 days after the effective time of such action.

Independent Presiding Director. The Amended and Restated Bylaws also include a new Article III, Section 13 that directs the Board to designate an independent Presiding Director who, among other duties described in this provision, will preside at executive sessions of the independent directors. This provision requires that the position of independent Presiding Director be rotated every two years among the independent members of the Executive Committee of the Board and the Chairs of the Board’s Management Compensation and Development Committee and Nominating and Governance Committee.

The Amended and Restated Bylaws are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description
	3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: December 12, 2007	By:	/s/ Philip L. Goulding
	Name:	Philip L. Goulding
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws.